EXHIBIT 10.1 FORBEARANCE AGREEMENT This FORBEARANCE AGREEMENT (this “Agreement”) dated as of February 5, 2024 (the “Effective Date”), by and among MARIADB PLC, an Irish public limited company, the Guarantors (as defined in the Note defined below) party hereto, the Holder (as defined in the Note) party hereto, and RP VENTURES LLC, a Delaware limited liability company, as agent for the Holder (the “Agent”). R E C I T A L S: WHEREAS, the Issuer, the Guarantors party thereto from time to time, the Holder and the Agent entered into that certain Senior Secured Promissory Note, dated as of October 10, 2023 (as (i) amended by that certain First Amendment to Senior Secured Promissory Note, dated as of January 10, 2024 and (ii) amended, restated, supplemented or otherwise modified from time to time, the “Note”); WHEREAS, as of the Effective Date, (i) one or more Events of Default under the Note and the other Notes Documents have occurred and are continuing and (ii) Issuer has advised the Agent that the Issuer will be unable to pay in full the aggregate outstanding amount of the Obligations on the Maturity Date pursuant to the Note; WHEREAS, notwithstanding such Events of Default, Issuer has requested that, subject to the terms and conditions of this Agreement, Agent and Holder forbear from exercising certain of their rights as a result of all such Events of Default, which are continuing; and WHEREAS, Agent and Holder are willing to agree to forbear from exercising certain of their rights and remedies solely on the terms and conditions specified herein. NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows: SECTION 1. DEFINITIONS 1.1. Interpretation. All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Note unless otherwise defined herein. The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement. 1.2. Additional Definitions. As used herein, the following terms will have the respective meanings given to them below: (a) “Alternative Transaction” means whether in one transaction or a series of transactions, directly or indirectly, by operation of law or otherwise, each of the following: (x) any inquiry, proposal or offer or indication of interest with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, scheme of arrangement, amalgamation, spin-off, share exchange, business combination, purchase, loan, notes issuance, issuance of indebtedness or other financing or similar transaction involving the Issuer or

-2- any of its Subsidiaries or (y) any acquisition by any person or group (as defined in or under Section 13 of the Exchange Act of 1934) or proposal or offer, which, in the case of each of clauses (x) (other than with respect to any loan, notes issuance, issuance of indebtedness or other financing or similar transaction) and (z) if consummated would result in any person or group (as defined in or under Section 13 of the Securities Exchange Act of 1934) becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 2% or more of any class of Equity Interests of the Issuer or any of its Subsidiaries, 2% or more of the voting power of the Issuer or any of its Subsidiaries, or 2% or more of the consolidated net income, consolidated net revenue or consolidated total assets (including Equity Interests of its Subsidiaries) of the Issuer and its Subsidiaries (in each case other than any transaction with Holder). (b) “Existing Defaults” means, collectively, the Events of Default identified on Exhibit A hereto. (c) “Forbearance Period” means the period commencing on the date hereof and ending on the date which is the earliest of (i) 11:59 p.m. Pacific Time on February 21, 2024, (ii) the termination of the Restricted Period; (iii) at the election of Agent, the occurrence or existence of any Event of Default, other than the Existing Defaults; or (iv) the occurrence of any Termination Event. (d) “Restricted Period” means the period commencing on the date hereof and ending on the earlier of: (i) the execution of a definitive agreement between the Note Parties and Holder in respect of a transaction other than this Agreement to restructure all or any material part of the obligations under the Note and any amendment or extension of the Note (a “Transaction”) and (ii) 11:59 p.m. Pacific Time on February 21, 2024. (e) “Superior Proposal” shall mean a Competing Offer, which did not and is not in breach of Section 5.3(a), on terms that the board of directors of the Issuer, in good faith, after consultation with its external financial and legal advisers, taking all financial, regulatory and other terms and conditions of the Competing Offer ((including the certainty and timing of closing, all legal, financial, financing (including availability thereof), regulatory and other aspects of such Competing Offer and the Person making such Competing Offer)) into account, (i) is reasonably likely to be consummated, and, (ii) if consummated, would result in a transaction more favorable to the Issuer’s shareholders and other constituents (including debt holders) than the terms set forth in the proposed Transaction with Holder. (f) “Termination Event” means (i) the initiation of any action by Issuer, any Guarantor or any Releasing Party (as defined herein) to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2, the release set forth in Section 8.6 or the covenant not to sue set forth in Section 8.7, (ii) a breach of Section 5.3, or (iii) the occurrence of an Event of Default under Section 15.2 of the Note. SECTION 2. ACKNOWLEDGMENTS, CONFIRMATIONS AND AGREEMENTS 2.1. Acknowledgment of Obligations. Each Note Party hereby acknowledges, confirms and agrees that as of the close of business on February 5, 2024, Issuer is indebted to Holder in the aggregate principal amount of $26,500,000. Each Note Party hereby acknowledges and agrees that, pursuant to Section 3 of the Note and effective as of the date hereof, Loans and other amounts

-3- outstanding under the Note shall accrue interest at the otherwise applicable rate plus the default rate. Each Note Party hereby acknowledges, confirms and agrees that all such Loans, together with interest (including interest at the default rate) accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Issuer to Holder, are unconditionally owing by Issuer to Holder, without offset, defense or counterclaim of any kind, nature or description whatsoever. 2.2. Acknowledgment of Security Interests. Each Note Party hereby acknowledges, confirms and agrees that Agent has, and will continue to have, valid, enforceable and perfected first-priority continuing liens upon and security interests in the Collateral heretofore granted to Agent, for the benefit of Agent and Holder, pursuant to the Note and the other Notes Documents or otherwise granted to or held by Agent, for the benefit of Agent and Holder. 2.3. Binding Effect of Documents. Each Note Party hereby acknowledges, confirms and agrees that: (a) this Agreement constitutes a Notes Document, (b) each of the Note and the other Notes Documents to which it is a party has been duly executed and delivered to Agent by such Note Party, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of such Note Party contained in such documents and in this Agreement constitute (except as may be limited by bankruptcy and insolvency laws and equitable principles), the legal, valid and binding Obligations of such Note Party, enforceable against it in accordance with their respective terms, and such Note Party has no valid defense to the enforcement of such Obligations, (d) Agent and Holder are and will be entitled to the rights, remedies and benefits provided for under the Note and the other Notes Documents and applicable law and (e) such Note Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Note or any of the other Notes Documents during the continuance of any Event of Default, and except to the extent expressly provided otherwise in this Agreement, any right or action of any Note Party set forth in the Note or the other Notes Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Defaults. SECTION 3. FORBEARANCE IN RESPECT OF EXISTING DEFAULTS 3.1. Acknowledgment of Default. Each Note Party hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Agent and Holder to exercise their rights and remedies under the Note and the other Notes Documents, applicable law or otherwise. Each Note Party represents and warrants that as of the date hereof, no Events of Default exist other than the Existing Defaults. Each Note Party acknowledges that once an Event of Default (including the Existing Defaults) has occurred, no Note Party shall have a right to cure such Event of Default and no such Event of Default shall be deemed cured and/or cease to exist and/or cease to be continuing unless and until such Event of Default is waived in writing in accordance with the Note. Each Note Party hereby acknowledges and agrees that Agent and Holder have the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Note and the other Notes Documents.

-4- 3.2. Forbearance. (a) In reliance upon the representations, warranties and covenants of the Note Parties contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Agent and Holder agree to forbear during the Forbearance Period from exercising their rights and remedies under the Note, the other Notes Documents and applicable law in respect of the Existing Defaults. (b) Upon the expiration or termination of the Forbearance Period, the agreement of Agent and Holder to forbear will automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Agent and Holder to exercise immediately all rights and remedies under the Note and the other Notes Documents and applicable law, including, but not limited to, accelerating all of the Obligations under the Note and the other Notes Documents, in all events, without any further notice to any Note Party, passage of time or forbearance of any kind. 3.3. No Waivers; Reservation of Rights. (a) Agent and Holder have not waived, are not by this Agreement waiving, and have no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and Agent and Holders have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein) occurring at any time. (b) Subject to Section 3.2 above (solely with respect to the Existing Defaults), Agent and Holder reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Note and the other Notes Documents as a result of any other Events of Default occurring at any time. Agent and Holder have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies. 3.4. Additional Events of Default. The parties hereto acknowledge, confirm and agree that any misrepresentation by any Note Party, or any failure of any Note Party to comply with the covenants, conditions and agreements contained in this Agreement, the Note or any other Notes Document or in any other agreement at any time executed by any Note Party with, to or in favor of Agent or Holder will constitute an immediate Event of Default under this Agreement, the Note, and the other Notes Documents (without any notice or grace or cure period). In the event that any Person, other than Agent or Holder, at any time exercises for any reason (including, without limitation, by reason of any Existing Defaults, any other present or future Event of Default, or otherwise) any of its rights or remedies against any Note Party or any obligor providing credit support for any Note Party's obligations to such other Person, or against any Note Party’s or such obligor's properties or assets, such event will constitute an immediate Event of Default hereunder and an Event of Default under the Note and the other Notes Documents (without any notice or grace or cure period). In addition, any public announcement by (i) the Company regarding a Change of Control or a proposed Change of Control or (ii) a third party regarding a proposed offer or other transaction with the Company that could result in a Change of Control, shall constitute an immediate Event of

-5- Default hereunder and an Event of Default under the Note and the other Notes Documents (without any notice or grace or cure period). SECTION 4. [RESERVED] SECTION 5. SUPPLEMENTAL TERMS, CONDITIONS AND COVENANTS DURING THE FORBEARANCE PERIOD 5.1. Continued Compliance. On or before the expiration of the Forbearance Period, Issuer shall, and shall cause each of its direct and indirect Subsidiaries to, use commercially reasonable efforts to satisfy all outstanding diligence requests and requests with respect to the Collateral made by Agent or Holder after the Closing Date and prior to the Effective Date, including, without limitation, executing, acknowledging and deliver, or causing to be executed, acknowledged or delivered, any and all such documents or instruments necessary to satisfy such requests. 5.2. [Reserved.] 5.3. Restricted Period. (a) During the Restricted Period, none of the Note Parties, their Subsidiaries nor their respective partners, affiliates or representatives shall, directly or indirectly: (i) (A) initiate, solicit, take any action to facilitate or encourage any inquiries or making of any proposal or any indication of interest from any Person or Persons (other than Holder) that may constitute, or could be expected to lead to, an Alternative Transaction (as defined below); or (B) discuss, negotiate, respond to or participate in any discussions or negotiations with any Person or Persons (other than Holder) with respect to, or that could be expected to lead to, an Alternative Transaction; (ii) provide any non-public information relating to the Issuer or any of its Subsidiaries’ assets, or business or afford access to the Issuer or any of its Subsidiaries’ assets, properties, books or records to any Person or Persons (other than Holder) in connection with an Alternative Transaction (including, but not limited to (A) the use of a physical or online data room and (B) any connection or affiliation between any of the directors and executive officers of the Issuer and such counterparties), unless, and solely to the extent, required by Rule 20.3 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2022 (the “Irish Takeover Rules”), (iii) waive or amend any standstill provision that any Person or Persons (other than Holder) has entered into with any Note Party or any of their Subsidiaries, with respect to an Alternative Transaction, or (iv) approve, authorize, enter into or make any public statement regarding any contract, agreement, arrangement or understanding (whether oral or written), term sheet, letter of intent or similar instrument with any Person or Persons (other than Holder) requiring or which would be expected to require the Issuer or any of its Subsidiaries to delay, abandon, terminate or fail to consummate the Transaction with Holder or any of its affiliates unless, and solely to the extent, required by law or regulatory authorities and, subject to the Irish Takeover Rules, prior written notice of this requirement is provided to Holder, with Holder having the opportunity (to the extent permitted by law) to minimize such disclosure (provided that if the consent of the Irish Takeover Panel is required to provide such written notice to the Holder, the Note Party shall promptly take all necessary action to obtain such consent). (b) During the Restricted Period, the Issuer, the other Note Parties, and their Subsidiaries shall conduct business in the ordinary course, consistent with past practice, and will use

-6- commercially reasonable efforts to maintain the value of the business as a going concern. During the Restricted Period, the Issuer, the Note Parties, and their Subsidiaries shall not sell, license, or transfer any material assets, except in the ordinary course of business and consistent with the past practices of the Issuer. (c) During the Restricted Period, in the event any of the Issuer, the other Note Parties, their Subsidiaries, or their respective partners, affiliates or representatives receives any oral or written offer, indication of interest, proposal, or inquiry relating to an Alternative Transaction from any Person other than Holder (such Person, the “Third Party” and, such offer a “Competing Offer”), the Issuer shall inform the Third Party that the Issuer is contractually prohibited from engaging in discussions with, or otherwise responding to, the Third Party in response thereto and, to the extent permitted by the Irish Takeover Rules, will promptly (in any event, within 24 hours) provide Holder with written notice thereof, which notice shall include (i) the material terms thereof, including the identity of the Person or Persons involved and (ii) a copy of any written offer and other information that it received relating to an Alternative Transaction, and (iii) a copy (or if not written, a summary of) any communications relating to such offer, indication of interest, proposal or inquiry. To the extent permitted by the Irish Takeover Rules, the Issuer shall keep Holder fully informed on a current basis of any modifications to such offer, indication of interest, proposal or inquiry and any information provided or received or communications made with respect thereto. If the consent of the Irish Takeover Panel is required to provide such written notice to the Holder, as aforesaid, the Note Party shall promptly take all necessary action to obtain such consent. The Issuer hereby represents and warrants that neither it, nor its Subsidiaries, are currently bound by any agreement relating to an Alternative Transaction and that the execution of this Agreement does not and will not violate any agreement by which the Issuer, the other Note Parties, or any of their other Subsidiaries are bound or to which any of their respective assets are subject. (d) During the Restricted Period, the Issuer and the other Note Parties agree to negotiate in good faith to execute and implement definitive legal documents to consummate a Transaction. (e) The Issuer, the other Note Parties, their Subsidiaries, and their respective partners, affiliates or representatives shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Person or Persons (other than Holder) conducted on or prior to the date hereof in connection with any Alternative Transaction and immediately terminate access to any non-public information of the Issuer, the other Note Parties, and their Subsidiaries, including, for the avoidance of doubt, terminating access to any physical or online data room. (f) If a bona fide unsolicited Competing Offer is made to the Issuer, such Competing Offer did not, directly or indirectly result from or arise out of a breach of Section 5.3, and the board of directors of the Issuer determines, after consultation with the Company’s outside financial and legal advisors, that the Competing Offer is a Superior Proposal and the failure to take such action with respect thereto would reasonably be expected to be violate the directors responsibility under the Irish Takeover Rules, Issuer shall without undue delay promptly inform the Holder in writing of the Competing Offer and detail the terms that make the Competing Offer a Superior Proposal and the identity of the Person or Persons making such Superior Proposal (including providing the Holder with a copy of the Superior Proposal). During a period of ten (10)

-7- Business Days from the time of such notice, the Issuer and the Note Parties and their Affiliates and representatives shall not make any public statement or express any public opinion relating to the Superior Proposal. In the event that the Issuer makes such an announcement, the making of such announcement shall, at the election of Agent, constitute a Termination Event hereunder. If the Holder notifies the Issuer in writing within ten (10) Business Days of receipt of the written notice from the Issuer of such Competing Offer, that the Holder will amend its terms with respect to a Transaction (the “Amended Terms”). The board of directors of the Issuer shall then promptly carry out an assessment of whether the Superior Proposal remains a Superior Proposal after taking into account the Amended Terms, and if the board of directors of the Issuer concludes that the Superior Proposal remains a Superior Proposal, it shall promptly inform the Holder in writing of such conclusion and detail the terms that make it remain a Superior Proposal, and the Holder shall have ten (10) Business Days to further revise its Amended Terms. After such ten (10) day period, if the Holder has provided to the board of directors of the Issuer further revised Amended Terms, and the board of directors of the Issuer then determines that the Superior Proposal is no longer a Superior Proposal (taking into account the further revised Amended Terms), the Issuer shall execute such definitive documents with the Holder and the other parties thereto setting forth the further revised Amended Terms. Any material development or amendment to a Superior Proposal shall require the Issuer to deliver to the Holder a new notice of the Superior Proposal that commences a new ten (10) Business Day period for the Holder to evaluate the Superior Proposal and determine if it will amend its terms with respect to a Transaction. 5.4. Consent to Committee Expenses. Notwithstanding anything to the contrary contained herein or in the Note Documents, each of Agent and Holder hereby agrees that the Issuer, or the special committee of the Board of Directors of the Issuer (the “Special Committee”), may (i) engage IBI Corporate Finance Limited or its Affiliates (“IBI”) to act as the Issuer’s financial advisor in connection with the review of a potential transaction to restructure the Issuer’s obligations under the Note and (ii) pay all reasonable and documented fees, expenses, and disbursements of IBI on presentation of statements approved by the Issuer or the Special Committee, as applicable (other than any compensation or fee arrangement based on a contingency fee, “success” fee or any other type of fee arrangement that is dependent on an outcome). SECTION 6. REPRESENTATIONS AND WARRANTIES Each Note Party hereby represents, warrants and covenants as follows: 6.1. Representations in the Note and the Other Notes Documents. Each of the representations and warranties made by or on behalf of such Note Party to Agent or any Holder in the Note or any of the other Notes Documents was true and correct when made, and is, except for the Existing Defaults and any Material Adverse Effect arising under Sections 41.22(c), (d) or (e), true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by such Note Party on the date hereof and in this Agreement. All of the information contained in the schedules attached to the Note and the Guarantee and Collateral Agreement remains true and correct. No amendments, modifications or other changes have been made to any Note Party’s organization documents since the Closing Date.

-8- 6.2. Binding Effect of Documents. This Agreement has been duly authorized, executed and delivered to Agent and Holder by such Note Party, is enforceable (except as may be limited by bankruptcy and insolvency laws and equitable principles) in accordance with its terms and is in full force and effect. 6.3. No Conflict. The execution, delivery and performance of this Agreement by such Note Party will not violate any requirement of law or contractual obligation of such Note Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues. SECTION 7. CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT The effectiveness of the terms and provisions of this Agreement (other than the terms and provisions of Sections 2, 5.3 and 8, which will be effective immediately upon the execution of this Agreement) is subject to the following conditions precedent: (a) Receipt by the Agent of this Agreement, executed by the Issuer, each other Note Party, the Holder, and the Agent, in form and substance satisfactory to Agent. (b) The representations and warranties contained herein shall be true and correct, and no Event of Default (other than the Existing Defaults), Material Adverse Effect (other than any Material Adverse Effect arising under Sections 41.22(c), (d) or (e)) or event that with notice, the passage of time or both would constitute an Event of Default shall exist on the date hereof. (c) [Reserved.] (d) The Issuer shall have paid, or substantially concurrently with the effectiveness of this Agreement, shall pay, all expenses of the Agent, including without limitation, the reasonable fees and expenses of McDermott Will & Emery LLP, as legal counsel for the Agent, for which summary invoices have been delivered to the Issuer (without waiver of any privilege or confidentiality), in each case, in accordance with Section 19 of the Note. (e) Issuer shall have paid in full a forbearance fee to the Agent, for the account of the Holder, in the amount of $100,000. SECTION 8. MISCELLANEOUS 8.1. Continuing Effect of Notes Documents. Except as modified pursuant hereto, no other changes or modifications to the Note or any other Notes Document are intended or implied by this Agreement and in all other respects the Note and the other Notes Documents, including without limitation, all representations, warranties, covenants, security interests, proxies, powers of attorney and other rights of Agent and Holder, are hereby ratified and reaffirmed by the Note Parties as of the date hereof. To the extent of any conflict between the terms of this Agreement, the Note and the other Notes Documents, the terms of this Agreement will govern and control. The Note and this Agreement will be read and construed as one agreement.

-9- 8.2. Costs and Expenses. In addition to, and without in any way limiting, the obligations of Issuer set forth in Section 19 of the Note, Issuer absolutely and unconditionally agrees to pay to Agent on demand by Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable and documented fees, costs and out-of-pocket expenses incurred by Agent and any of its directors, officers, employees or agents (including, without limitation, fees, costs and expenses incurred of any counsel, consultant and other advisor to Agent), regardless of whether Agent or any such other Person is a prevailing party, in connection with the preparation, negotiation, execution, delivery or enforcement of this Agreement, the Note, the Guarantee and Collateral Agreement, and the other Notes Documents and any agreements, documents or instruments expressly provided for hereby and thereby (other than in respect of a Transaction). 8.3. Further Assurances. At the Note Parties’ expense, the Note Parties will execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement. 8.4. Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto, and in the case of Sections 8.6 and 8.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Sections 8.6 and 8.7) are hereby expressly disclaimed. 8.5. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of the Note Parties made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Agent or Holder or any of their Affiliates or representatives, or any closing, will affect the representations and warranties or the right of Agent and Holder to rely upon them. 8.6. Release. (a) In consideration of, among other things, the Agent’s and the Holder’s execution and delivery of this Agreement, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Note Party, on behalf of itself and its successors and assigns, and (to the extent within its authority) its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (each Note Party and all such other Persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Note Holder, Runa and each of their respective successors and assigns, and their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Agent, Note Holders, Runa and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever

-10- relating to facts currently in existence (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Note, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Note, any of the other Notes Documents or any of the transactions hereunder or thereunder. Releasing Parties hereby represent to the Releasees that they have not assigned or transferred any interest in any Claims against any Releasee prior to the date hereof. Each Note Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Note Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above. (b) Each Note Party hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of the Issuer, any other Note Party, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Note, the other Notes Documents, this Agreement, or any other document executed and/or delivered in connection herewith or therewith; provided, that neither the Issuer nor any other Note Party shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Note Party agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable Law. The foregoing indemnity shall survive the termination of this Agreement, the Note, the other Notes Documents and the payment in full of the Obligations. (c) All parties hereto shall be deemed to have waived any and all provisions, rights, or benefits conferred by Section 1542 of the California Civil Code, and any statute rule and legal doctrine similar, comparable, or equivalent to Section 1542 of the California Civil Code (and any comparable applicable statutes), which provides that: A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

-11- 8.7. Covenant Not to Sue. Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 8.6(a) above. If any Releasing Party violates the foregoing covenant, each Note Party, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation. 8.8. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement. 8.9. Reviewed by Attorneys. Each Note Party represents and warrants to Agent and Holder that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such Note Party may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith. 8.10. Disgorgement. If Agent or Holder is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration will be revived and continue as if such payment, interest or other consideration had not been received by Agent or Holder, and the Note Parties will be liable to, and will indemnify, defend and hold Agent or Holder harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Section will survive repayment of the Obligations or any termination of the Note or any other Notes Document. 8.11. Tolling of Statute of Limitations. Each and every statute of limitations or other applicable law, rule or regulation governing the time by which Agent must commence legal proceedings or otherwise take any action against any Note Party with respect to any breach or default that exists on or prior to the expiration or termination of the Forbearance Period and arises under or in respect of the Note or any other Notes Document shall be tolled during the Forbearance Period. Each Note Party agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by Agent in the exercise of its rights or remedies referred to in the immediately preceding sentence.

-12- 8.12. Relationship. Each Note Party agrees that the relationship between Agent and such Note Party and between Holder and such Note Party is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement, or any other association between Agent and such Note Party or between Holder and such Note Party. Each Note Party acknowledges that Agent and Holder has acted at all times only as a creditor to such Note Party within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or Holder attempted to exercise any control over such Note Party or its business or affairs. Each Note Party further acknowledges that Agent and Holder has not taken or failed to take any action under or in connection with its respective rights under the Note or any of the other Notes Documents that in any way, or to any extent, has interfered with or adversely affected Issuer’s ownership of Collateral. 8.13. Governing Law: Consent to Jurisdiction and Venue. The terms and conditions of Sections 28 and 29 of the Note shall be incorporated herein as if such terms and conditions were made a part hereof mutatis mutandis. 8.14. Waivers; Acknowledgements. (a) Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT OR Holder AND ANY NOTE PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE NOTE OR THE OTHER NOTES DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. (b) Waivers/Acknowledgments by Note Parties. Each Note Party hereby waives any right such Note Party may have upon payment in full of the Obligations to require Agent to terminate its security interest in the Collateral, other collateral or in any other property of any Note Party until termination of the Note in accordance with its terms and the execution by each Note Party of an agreement indemnifying Agent and Holder from any loss or damage Agent or Holder may incur as the result of dishonored checks or other items of payment received by Agent or Holder from any Note Party, or any account debtor, and applied to the obligations. Each Note Party acknowledges that the foregoing waiver is a material inducement to Agent and Holder entering into this Agreement and that Agent and Holder are relying upon the foregoing waiver in its future dealings with the Note Parties. The Note Parties further acknowledge and agree that any reference in this Agreement, in the Note or in any other Notes Document to the satisfaction, repayment or payment in full of the Obligations shall mean and include, in addition to and without limitation of any provisions in the Note or other Notes Documents, the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Holder at such time that are expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations. 8.15. Counterparts. This Agreement may be executed and delivered via facsimile or other electronic transmission (including .pdf format) with the same force and effect as if an

-13- original were executed, and may be executed in any number of counterparts, but all of such counterparts will together constitute but one and the same agreement. No party hereto or to any such other Notes Document shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. [Signature Pages Follow]

[Signature Page to Forbearance Agreement] IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written. NOTE PARTIES: MARIADB PLC, as the Issuer By /s/ Paul O’Brien Name Paul O’Brien Title CEO MARIADB USA, INC., as a Guarantor By /s/ Paul O’Brien Name Paul O’Brien Title CEO MARIADB CANADA CORP., as a Guarantor By /s/ Paul O’Brien Name Paul O’Brien Title CEO MARIADB UK LTD, as a Guarantor By /s/ Conor McCarthy Name Conor McCarthy Title CFO MARIADB BULGARIA EOOD, as a Guarantor By /s/ Paul O’Brien Name Paul O’Brien Title CEO

[Signature Page to Forbearance Agreement] AGENT: RP VENTURES LLC, as Agent By: /s/ Michael Fanfant Name: Michael Fanfant Title: Authorized Person HOLDER: RP VENTURES LLC, as Holder By: /s/ Michael Fanfant Name: Michael Fanfant Title: Authorized Person

EXHIBIT A to FORBEARANCE AGREEMENT Existing Defaults 1. The Note Parties’ failure to pay on the Maturity Date the entire unpaid principal amount, together with all accrued unpaid interest, due under the Note, resulting in an Event of Default under Section 15.1 of the Note. 2. The Note Parties’ failure to comply with Section 12.4 of the Note as a result of their failure to close, and/or provide evidence of such closure to the Agent, of the Deposit Account ending 1688 located at Bank of America, N.A., resulting in an Event of Default under Section 15.5 of the Note. 3. The Note Parties’ failure to comply with Section 12.5.3 of the Note as a result of, prior to the date required by Section 12.5.3 and without the Agent’s prior written consent, one or more of the Note Parties having failed to provide the Holder with notice of the Potential Proposal within twenty-four (24) hours, resulting in an Event of Default under Section 15.5 of the Note. 4. The Note Parties’ failure to comply with Section 12.11 of the Note as a result of the Note Parties’ failure to satisfy the Agent’s request for an additional insured and lender’s loss payee endorsement, resulting in an Event of Default under Section 15.5 of the Note. 5. The Note Parties’ failure to comply with Section 12.11 of the Note as a result of the Note Parties’ failure to satisfy the Agent’s request for a security agreement concerning the Note Parties’ Trademarks, resulting in an Event of Default under Section 15.5 of the Note. 6. The Note Parties’ failure to comply with Section 13.10 of the Note as a result of the Note Parties’ failure to cause a Control Agreement to be executed within five (5) days of the Closing Date (or such longer date as Agent may agree in its sole discretion) with respect to Note Parties’ Deposit Accounts and each other deposit, securities or commodities account of the Note Parties, resulting in an Event of Default under Section 15.5 of the Note. 7. The Note Parties’ failure to comply with Section 19 of the Note as a result of the Note Parties’ failure to pay or reimburse the Agent and the Holder for all out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, consummation, administration, modification and enforcement of the Note Documents, including without limitation all legal fees and expenses and other disbursements and charges within five (5) Business Days after the Agent’s written demand, resulting in an Event of Default under Section 15.5 of the Note. 8. The Note Parties’ failure to timely give notice of each of the above-referenced Defaults and Events of Default in accordance with Section 12.2.1 of the Note, resulting in additional Event(s) of Default under Section 15.5 of the Note.